Exhibit 10.22

Supplementary Agreement

Party A: Tiantang Group

Party B: Shenzhen Bestman Precision Instrument Co., Ltd.

Party C: Zhigang Zhang

Whereas, Party A, Party B and Party C have reached an agreement on the construction of Uganda's national high-end medical equipment manufacturing, sales, service and big data health project industrial park, and signed the Cooperation Agreement of Africa Uganda Industrial Park in Shenzhen, China on March 23, 2022, with the agreement number * (hereinafter referred to as the "original contract"). At present, due to the global epidemic situation, part of the contents of the contract cannot be fulfilled. Through consensus, Party A, Party B and Party C have made the following supplementary agreement on the contents of the original contract:

1. Under "Project Subject" in Article 1 of the original contract, it is agreed that Party A, Party B and Party C will jointly establish a joint venture company, and it is stipulated that "the joint venture company shall be registered in Uganda in April this year". Now, Party A, Party B and Party C have reached an agreement through consultation to delete the requirement of "the joint venture company needs to complete the registration in Uganda in April this year" in the original contract. The specific date of completing the registration of this joint venture company is subject to the date unanimously confirmed by the final tripartite agreement, and the three parties unanimously agree that it should be handled as soon as conditions are met.

II. Without the consent of Party B, the contents of the original contract shall not be arbitrarily changed. Only Party B has the right to propose changes to the contract.

III. Other contents of the original contract shall continue to be valid. In case of any conflict with this supplementary agreement, this supplementary agreement shall prevail.

IV. This supplementary agreement shall come into force as of the date of signing by Party A, Party B and Party C, each party holding one copy, which has the same legal effect.

Date of signature:	2022.8.27

Party A:	/s/ Zhigang Zhang
(affixed with corporate seal)

Party B:	/s/ Yong Bai
(affixed with corporate seal)

Party C:	/s/ Zhigang Zhang